UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  04/01/2005

Collagenex Pharmaceuticals, Inc
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-28308

DE	52-1758016
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

41 University Drive
Newtown, PA 18940
(Address of Principal Executive Offices, Including Zip Code)

212-579-7388
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On April 1, 2005, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company") executed a Distribution Services Agreement with Cardinal Health, or CH. Under this agreement, the Company has agreed to pay CH a fee in exchange for certain product distribution, inventory management, return goods processing and administrative services. The Distribution Services Agreement has a term of three years unless (i) terminated by mutual written consent, (ii) a material breach remains uncured by either party upon written notification of such breach, or (iii) bankruptcy, insolvency, liquidation or similar proceedings are initiated by or against either party.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CollaGenex Pharmaceuticals, Inc

Date: April 07, 2005.	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent
Chief Financial Officer